Exhibit 12.1

BYRD LAW GROUP

ATTORNEYS AT LAW

(407) 329-2055

December 12, 2025

Ladies and Gentlemen:

We have acted as special counsel to Indicia Corporation (the “Company”), a corporation incorporated under the laws of the State of Florida, in connection with the filing of the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed offering by the Company (the “Offering”) of up to 2,000,000 of Class “A” Common Stock by the Company (the “Shares”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1. Duly authorized and filed Articles of Incorporation of Indicia Corporation filed with and issued by the Secretary of State of the State of Florida on April 7, 2025;

2. Bylaws of the Company in the form filed with the Securities and Exchange Commission; and,

3. All minutes and resolutions of the Board of Directors of the Company pertaining to the matters herein contained.

We have also examined such other public records and documents of the Company as appropriate and necessary to issue this opinion.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Flagler Office	Volusia Office
3762 Roscommon Dr.	1452 N US HWY 1
Suite 137	Suite 118
Ormond Beach, FL 32174	Ormond Beach, FL 32174

BYRD LAW GROUP

ATTORNEYS AT LAW

(407) 329-2055

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered against payment for subscriptions related thereto, will be validly issued shares of Class “A” Common Stock of Indicia Corporation. The foregoing opinion is limited to the Florida General Corporation. Act and other applicable Florida Law, as currently in effect, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the offering circular that is a part of the Offering Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Respectfully submitted this 12th day of December, 2025.

Byrd Law Group

/s/ James S. Byrd
James S. Byrd, Esq.

Flagler Office	Volusia Office
3762 Roscommon Dr.	1452 N US HWY 1
Suite 137	Suite 118
Ormond Beach, FL 32174	Ormond Beach, FL 32174